                                  EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 25, 2001, included in this Annual Report on Form 10-K/A for the year ended December 31, 2000, into the previously filed Form S-8 Registration Statement of Weatherford International, Inc., Registration No. 333-53633.






ARTHUR ANDERSEN LLP



Houston, Texas
April 27, 2001